UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2010

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

As previously reported, on December 9, 2010 (the “Petition Date”), Molecular Insight Pharmaceuticals, Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code, Case No. 10-23355. The Company continues to operate its business and manage its properties as a debtor in possession.

On December 23, 2010, the Bankruptcy Court entered an order (A) establishing the bar dates for filing proofs of claim and (B) approving form and manner of notice thereof (the “Bar Date Order”). Pursuant to the Bar Date Order, on December 29, 2010, the Company published a Notice of the Bar Dates in the national edition of USA TODAY to notify any potential creditor of the last date and time for filing proofs of claim and interests against the Company, that is, (a) February 4, 2011 at 4:00 p.m. Pacific Prevailing Time for all persons and entities other than governmental units who wish to file proof(s) of claim against the Company and (b) June 7, 2011 at 4:00 p.m. Pacific Prevailing Time for all governmental units who wish to file proof(s) of claim against the Company. Additionally, the Company has posted a copy of the Notice and the form of Proof of Claim on http://www.omnimgt.com/molecular, the independent website of the Claims Agent. The Notice includes a telephone number that parties-in-interest can call to obtain copies of the Proof of Claim Form and information concerning the filing procedures. A copy of the Notice of the Bar Dates is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Notice of Molecular Insight Pharmaceuticals, Inc. of the Bar Dates, published in the USA TODAY on December 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 29th day of December, 2010.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/S/ MARK A. ATTARIAN
Name:	Mark A. Attarian
Title:	Interim Executive Vice President and Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Exhibit Description

99.1	Notice of Molecular Insight Pharmaceuticals, Inc. of the Bar Dates, published in the USA TODAY on December 29, 2010

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